STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 04/22/1996
                                                          960115135 - 2612328


                            CERTIFICATE OF AMENDMENT
                                       OF
                        THE CERTIFICATE OF INCORPORATION
                                       OF
                        Silvestri Acquisition Corporation

      Silvestri Acquisition Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

      DOES HEREBY CERTIFY:

      FIRST: That at a meeting of the Board of Directors of Silvestri Acquisition Corporation, a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

      RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended said Article shall be and read as follows:

      The name of the corporation is Silvestri Corporation.

      SECOND: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, said Silvestri Acquisition Corporation has caused this certificate to be signed by Leonard Florence, its President and Faye A. Florence, its Secretary, this 11th day of April, 1996.


                                        By: /s/ Leonard Florence
                                            ------------------------------------
                                            Leonard Florence, President


                                    Attest: /s/ Faye A. Florence
                                            ------------------------------------
                                             Faye A. Florence, Secretary